                                                                    EXHIBIT 32.1

 CERTIFICATION OF THE CEO OF ATARI, INC. PURSUANT TO 18 U.S.C. SECTION 1350, AS
            ADOPTED PURSUANT TO 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Atari, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruno Bonnell, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                          By: /s/ Bruno Bonnell
                                          --------------------------------------
                                          Name: Bruno Bonnell
                                          Title: Chairman of the Board and
                                                   Chief Executive Officer

Date: August 8, 2003

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